UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 250

Gaithersburg, MD 20879

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 8, 2014, the Board of Directors (the “Board”) of GlycoMimetics, Inc. (the “Company”) appointed Dr. Mark Goldberg, M.D. to serve as a director of the Company and a member of the Nominating and Corporate Governance Committee. Dr. Goldberg will serve as a Class III director whose term will expire at the 2017 annual meeting of stockholders. There is no arrangement or understanding between Dr. Goldberg and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Goldberg and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Goldberg requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Goldberg is set forth below.

Mark Goldberg, age 60, has served as a member of our Board since July 2014. Dr. Goldberg has been the Executive Vice President for Medical and Regulatory Strategy of Synageva BioPharma Corp., a biopharmaceutical company, since January 2014 and was the Senior Vice President of Medical and Regulatory Affairs of Synageva BioPharma Corp. from September 2011 to January 2014. Dr. Goldberg served in a variety of senior management positions at Genzyme Corporation, a biotechnology company, most recently as Senior Vice President, Clinical Development and Global Therapeutic Group Head, Oncology and Personalized Genetic Health, from 1996 to July 2011. Prior to working at Genzyme Corporation, he was a full-time staff physician at Brigham and Women’s Hospital and Dana Farber Cancer Institute, where he still holds appointments. He has also been a Clinical Associate Professor of Medicine at Harvard Medical School since 1996. Dr. Goldberg is a board-certified medical oncologist and hematologist. Dr. Goldberg serves on the board of directors of ImmunoGen, Inc., a publicly held biotechnology company, and served on the board of directors of Synageva BioPharma Corp. within the past five years. Dr. Goldberg received his A.B. from Harvard College and his M.D. from Harvard Medical School.

In accordance with the Company’s compensation policy for non-employee directors, upon his appointment as a director, Dr. Goldberg was granted a nonqualified stock option to purchase 15,401 shares of the Company’s common stock at an exercise price of $8.86, the closing price of the Company’s common stock on the date of grant. This option will vest and become exercisable on the last day of Dr. Goldberg’s initial term of office for Class III directors, which will be the date of the 2017 annual meeting of stockholders. Additionally, Dr. Goldberg will be entitled to receive a $30,000 annual retainer for his service as director and a $3,000 annual retainer for his service on the Nominating and Corporate Governance Committee. At each annual stockholder meeting following which Dr. Goldberg’s term as a director continues, Dr. Goldberg will be entitled to receive an additional nonqualified stock option to purchase 7,700 shares of the Company’s common stock, which option will vest and become exercisable over a one-year period following the date of grant. Dr. Goldberg has also entered into the Company’s standard form of indemnification agreement.

Item 7.01	Regulation FD Disclosure.

On July 10, 2014, the Company issued a press release announcing Dr. Goldberg’s appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated July 10, 2014, “GlycoMimetics Appoints Mark A. Goldberg, M.D. to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: July 10, 2014		Brian M. Hahn Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated July 10, 2014, “GlycoMimetics Appoints Mark A. Goldberg, M.D. to Board of Directors.”